                                                                    EXHIBIT 23.2



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have issued our reports dated February 15, 1996 accompanying the combined financial statements and schedule of ENStar (an Operating Unit of North Star Universal, Inc.) included in the Registration Statement of ENStar Inc. on Form S-1. We hereby consent to the use of the aforementioned reports in the Registration Statement of ENStar Inc. and to the use of our name as it appears under the caption "Experts."




                                                         /s/ Grant Thornton LLP


Minneapolis, Minnesota
September 10, 1996